UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2010

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, Milwaukee, Wisconsin		53209
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 28, 2010, the Company’s Board of Directors elected Brian J. Stief, 54 years old, as Vice President and Corporate Controller. The Board of Directors further took action to appoint Mr. Stief as "principal accounting officer" of the Company, for purposes of the Securities Exchange Act of 1934, as amended. His appointment as principal accounting officer became effective July 28, 2010. Mr. Stief assumes the role of principal accounting officer from R. Bruce McDonald, Executive Vice President and Chief Financial Officer, who has held the role of "principal accounting officer" since late 2009. Mr. McDonald will continue to serve the Company as Executive Vice President and Chief Financial Officer.

Prior to joining the Company, Mr. Stief was a partner with PricewaterhouseCoopers, which he joined in 1979 and where he became partner in 1989, and where he served several of the firm’s largest clients and also held various office managing partner roles. He had served as the global engagement partner and audit partner for Johnson Controls, Inc. between 1994-2000 and 2003-2007.

There is no arrangement or understanding between Mr. Stief and any other person pursuant to which Mr. Stief was elected as an officer of the Company. There are no transactions in which Mr. Stief has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Stief will participate in the usual compensation and benefit programs available to an executive officer of the Company and has executed the Company’s new form of employment agreement as discussed in Item 5.02(e) below and the Company’s current form of indemnity agreement. Mr. Stief received a one-time cash payment and an equity award in the form of restricted stock in connection with the commencement of his employment.

(e) On July 28, 2010, the Board of Directors approved a revised version of Exhibit B to the Company’s form of employment agreement for executive officers (previously filed as Exhibit 10.K. to the Johnson Controls, Inc. Annual Report on Form 10-K for the year ended September 30, 2007). The revised version of Exhibit B will be effective for the form of employment agreement entered into by officers of the Company on and after July 28, 2010, including the employment agreement entered into by Mr. Stief. The revised version of Exhibit B does not include a tax gross-up payment on any severance payment that would be subject to the excise tax set forth in Section 280G of the Internal Revenue Code. The revised version of Exhibit B provides that the officer may elect to either (i) receive his or her severance payments and be subject to the excise tax as set forth in Section 280G of the Internal Revenue Code or (ii) have his or her severance payments reduced so that the excise tax set forth in Section 280G of the Internal Revenue Code does not apply under the terms of the plans.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On July 28, 2010, the Board of Directors approved amendments to the Company’s Ethics Policy, which amendments become effective January 1, 2011. The Company’s Ethics Policy applies to all employees, including executive officers, and directors of the Company. There are no material substantive changes to the content of the Ethics Policy; rather, the document has been updated for ease of communication.

Item 8.01 Other Events.

Johnson Controls, Inc. (the "Company") is incorporated under the laws of the State of Wisconsin. Unless otherwise provided in the articles of incorporation of a Wisconsin corporation, the Wisconsin Business Corporation Law (the "WBCL") requires that directors be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. As a result, under the WBCL, the implementation of a majority voting standard for directors in an uncontested election requires that the board of directors of a company propose an amendment to the company’s articles of incorporation for submission to the company’s shareholders for approval.

On July 28, 2010, the Board of Directors of the Company proposed the adoption of a majority voting standard for the election of directors in uncontested elections through the addition of a new paragraph (B) to Article IV of the Company’s Restated Articles of Incorporation that authorizes the Company’s By-Laws to provide that an individual will be elected a director of the Company by the shareholders if, and only if, the number of votes cast favoring that individual’s election exceeds the number of votes cast opposing that individual’s election.

The Board of Directors approved submitting this amendment to the Company’s Restated Articles of Incorporation to the shareholders of the Company for approval at the 2011 annual meeting of shareholders. The proposed amendment to the Company’s Restated Articles of Incorporation will only become effective thereafter if the Company’s shareholders approve it.

Also on July 28, 2010, the Board of Directors approved amendments to the Company’s By-Laws that relate to the proposed amendment to the Company’s Restated Articles of Incorporation to change the director voting standard, which By-Law amendments include director resignation procedures that will apply to holdover directors. These By-Law amendments will be effective only if the Company’s shareholders approve the proposed amendment to the Company’s Restated Articles of Incorporation at the 2011 annual meeting of shareholders.

On July 28, 2010, the Board of Directors also approved amendments to the Company’s Corporate Governance Guidelines. One of the amendments replaced the Presiding Director role with a Lead Director role. The Corporate Governance Guidelines are published on the Company’s website at http://www.johnsoncontrols.com/publish/us/en/investors/our_corporate_governance/corporate_governance.html

As a result of the amendments to the Corporate Governance Guidelines, on July 28, 2010 the Board of Directors appointed Robert A. Cornog, a current, independent director of the Company, as Lead Director. There has been no change in the Company’s compensation arrangements with Mr. Cornog as a result of his agreeing to serve in this capacity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

July 30, 2010	By:	/s/ R. Bruce McDonald

Name: R. Bruce McDonald
Title: Executive Vice President and Chief Financial Officer